As filed with the Securities and Exchange Commission on March 26, 2018.

File No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Apergy Corporation

(Exact name of registrant as specified in its charter)

Delaware	82-3066826
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2445 Technology Forest Blvd Building 4, 9th Floor The Woodlands, Texas	77381
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 403-5772

With copies to:

Ivonne M. Cabrera, Esq. Dover Corporation 3005 Highland Parkway Downers Grove, IL 60515 (630) 541-1540	Joshua Ford Bonnie William R. Golden III Simpson Thacher & Bartlett LLP 900 G Street, N.W. Washington, D.C. 20001 (202) 636-5500

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

APERGY CORPORATION

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

Certain information required to be included in this Form 10 is incorporated by reference to specifically-identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1. Business.

The information required by this item is contained under the sections of the information statement entitled “Summary,” “Risk Factors,” “Cautionary Statement Concerning Forward Looking Statements,” “Management Discussion and Analysis of Financing Condition and Results of Operations,” “Business,” “Apergy’s Relationship with Dover Following the Distribution” and “Where You Can Find More Information.” Those sections are incorporated herein by reference.

Item 1A. Risk Factors.

The information required by this item is contained under the section of the information statement entitled “Risk Factors” and “Cautionary Statement Concerning Forward Looking Statements.” Those sections are incorporated herein by reference.

Item 2. Financial Information.

The information required by this item is contained under the sections of the information statement entitled “Selected Historical Combined Financial Data,” “Unaudited Pro Forma Combined Financial Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Those sections are incorporated herein by reference.

Item 3. Properties.

The information required by this item is contained under the section of the information statement entitled “Business—Properties.” That section is incorporated herein by reference.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section of the information statement entitled “Security Ownership of Certain Beneficial Owners and Management.” That section is incorporated herein by reference.

Item 5. Directors and Executive Officers.

The information required by this item is contained under the section of the information statement entitled “Management.” That section is incorporated herein by reference.

Item 6. Executive Compensation.

The information required by this item is contained under the section of the information statement entitled “Management—Executive Compensation.” That section is incorporated herein by reference.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

The information required by this item is contained under the sections of the information statement entitled “Management,” “Certain Relationships and Related Person Transactions” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Those sections are incorporated herein by reference.

Item 8. Legal Proceedings.

The information required by this item is contained under the section of the information statement entitled “Business—Legal Proceedings.” That section is incorporated herein by reference.

Item 9. Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections of the information statement entitled “Dividend Policy,” “Capitalization,” “The Separation and Distribution” and “Description of Apergy Capital Stock.” Those sections are incorporated herein by reference.

Item 10. Recent Sales of Unregistered Securities.

The information required by this item is contained under the section of the information statement entitled “Description of Apergy Capital Stock—Sale of Unregistered Securities.” That section is incorporated herein by reference.

Item 11. Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the sections of the information statement entitled “Dividend Policy,” “Capitalization,” “The Separation and Distribution” and “Description of Apergy Capital Stock.” Those sections are incorporated herein by reference.

Item 12. Indemnification of Directors and Officers.

The information required by this item is contained under the section of the information statement entitled “Description of Apergy Capital Stock—Limitations on Liability and Indemnification of Officers and Directors and Insurance.” That section is incorporated herein by reference.

Item 13. Financial Statements and Supplementary Data.

The information required by this item is contained under the sections of the information statement entitled “Index to Financial Statements” (and the financial statements referenced therein). That section is incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15. Financial Statements and Exhibits.

(a) Financial Statements

The information required by this item is contained under the section of the information statement entitled “Index to Financial Statements” (and the financial statements referenced therein). That section is incorporated herein by reference.

(b) Exhibits

See below.

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

2.1	Form of Separation and Distribution Agreement by and between Dover Corporation and Apergy Corporation.

3.1	Form of Amended and Restated Certificate of Incorporation of Apergy Corporation.

3.2	Form of Amended and Restated By-Laws of Apergy Corporation.

10.1	Form of Transition Services Agreement by and between Dover Corporation and Apergy Corporation.

10.2	Form of Tax Matters Agreement by and between Dover Corporation and Apergy Corporation.

10.3	Form of Employee Matters Agreement by and between Dover Corporation and Apergy Corporation.

10.4	Form of 2018 Equity and Cash Incentive Plan.

10.5	Form of Executive Deferred Compensation Plan.

10.6	Form of Senior Executive Changes-in-Control Severance Plan.

10.7	Form of Executive Severance Plan.

10.8	Form of Executive Officer Annual Incentive Plan.

20.1	Subsidiaries of Apergy Corporation.

99.1	Information Statement of Apergy Corporation, preliminary and subject to completion, dated March 26, 2018.

99.2	Form of Notice of Internet Availability of Information Statement Materials.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Apergy Corporation

By:	/s/ Sivasankaran Somasundaram
Name:	Sivasankaran Somasundaram
Title:	President and Chief Executive Officer

Date: March 26, 2018

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